TO: THE CHASE MANHATTAN BANK

DELIVERY AGREEMENT

     WHEREAS #1 APPAREL CANADA INC. (hereinafter called the "Company") has agreed to execute and deliver to THE CHASE MANHATTAN BANK (hereinafter called the "Secured Party") a guarantee (which, as amended, supplemented or restated from time to time is herein called the "Guarantee") dated as of April 1, 1997 pursuant to which the Company will guarantee the Obligations (as defined in the credit agreement dated as of April 1, 1997 among SLM INTERNATIONAL, INC., MASKA U.S., INC., #1 APPAREL, INC. (collectively, the "Borrowers") and the Secured Party which as amended, supplemented or restated from time to time is herein called the "Credit Agreement") and, as security for the Guarantee, the Company has agreed to execute and deliver to the Secured Party a debenture in the principal amount of ONE HUNDRED MILLION UNITED STATES DOLLARS ($100,000,000 U.S.) for the purpose of securing payment or performance of any and all indebtedness, obligations and liabilities, joint or several, of the Company to the Secured Party pursuant to the Guarantee and any security therefor, whether as principal or surety (all of which present and future indebtedness, obligations and liabilities are hereinafter collectively called the "Obligations");

     NOW THEREFORE in consideration of the foregoing and for other good and valuable consideration the Company hereby agrees with the Secured Party as follows:

1. Delivery. The Company herewith delivers to the Secured Party a debenture of the Company in the principal amount of ONE HUNDRED MILLION UNITED STATES DOLLARS ($100,000,000 U.S.) bearing interest at the rate of TWENTY-FIVE PERCENT (25%) per annum from the date hereof and a related charge/mortgage of land in the form prescribed by the Land Registration Reform Act (Ontario) having attached thereto as a schedule and incorporating as a part thereof a copy of the said debenture (hereinafter as they may each be amended, supplemented or restated from time to time collectively called the "Debenture"), charging by way of a fixed and specific mortgage and

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                                                                              2.


charge and granting security interests in certain property and assets of the Company and charging by way of a floating charge and granting a security interest in all the undertaking, property and assets of the Company (except as therein provided).

2. Continuing Security. The Debenture shall be held by the Secured Party as general and continuing security to secure payment and performance of the whole of the Obligations as existing from time to time and any ultimate unpaid balance of any indebtedness forming part of the Obligations notwithstanding any change in:

     (a)  the nature or form of the Obligations;

     (b) the accounts or the bills of exchange, promissory notes and/or other obligations evidencing or creating the Obligations or any part thereof;

     (c) the names of the parties to the accounts or to the said bills, notes and/or obligations; or

     (d)  the name or constitution of the Company,

and notwithstanding the opening of any new account and the closing in the books of the Company or the Secured Party of any other account with respect to the Obligations or any part thereof.

3. Default. Upon the occurrence of an Event of Default (as defined under the Credit Agreement), the Secured Party may forthwith without notice, without demand for payment, without advertisement and without any other formality (all of which are hereby waived), but in accordance with applicable law, enforce any and all security which it may hold including, without limitation, the Debenture. All rights and remedies of the Secured Party may be exercised independently or in combination. The rights and remedies specified herein shall be in addition to and not in substitution for any other rights and remedies of the Secured Party at law or in equity or otherwise.

4. Application of Payments. Unless the provisions of the Credit Agreement otherwise provide, any and all payments made in respect of the Obligations may be applied on such part or parts of the Obligations as the Secured Party may see fit. Unless the provisions of the Credit Agreement otherwise provide, the Secured Party shall at all times and from time to time

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                                                                              3.


have the right to change any appropriation of any moneys received by it and to reapply the same on any other part or parts of the Obligations as the Secured Party may see fit, notwithstanding any previous application by whomsoever made.

     The proceeds of any collection or sale of the Charged Assets (as defined in the Debenture), as well as any Charged Asset consisting of cash, shall be applied by the Secured Party as provided in section 16 of the Security Agreement among the Borrowers, SLM TRADEMARK ACQUISITION CORP., SPORT MASKA INC., #1 APPAREL CANADA INC., the Company and the Secured Party dated as of April 1st, 1997 (the "Security Agreement").

     Upon any sale of the Charged Assets by the Secured Party (including, without limitation, pursuant to a power of sale granted by statute or under a judicial proceeding) the receipt of the Secured Party or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Charged Assets so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Secured Party or such officer or be answerable in any way for the misapplication thereof.

5. Dealings by the Secured Party. The Secured Party may grant extensions, take and give up securities, accept compositions, grant releases and discharges and otherwise make arrangements with the Company and deal with other persons and securities as the Secured Party may see fit without prejudice to the liability of the Company or the Secured Party's right to hold, deal with and realize the security of the Debenture.

6. No Merger. The Debenture shall not operate by way of merger of any indebtedness or liability of the Company or any other person or persons to the Secured Party hereunder or under any document or negotiable instrument by which the same may now or at any time hereafter be represented or evidenced. No judgment recovered by the Secured Party shall operate by way of merger of or in any way affect the security created by the Debenture or the Secured Party's right to interest as aforesaid.

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                                                                              4.


7. Additional Security. This agreement and the security afforded by the Debenture shall be in addition to and not in replacement of or substitution for any security now or hereafter held by the Secured Party in respect of any indebtedness, liabilities or obligations, present or future, of the Company to the Secured Party or any part thereof, and shall not be prejudiced by any such security or by any exchange, release or variation of any such security.

8. Expenses. All reasonable expenses (including without limitation legal fees on a solicitor and his own client basis and the fees and expenses of any receiver or receiver and manager appointed under the provisions of the Debenture) incurred by the Secured Party in connection with:

     (a)  the preparation and registration of the Debenture;

     (b) recovering or enforcing payment or performance of all or part of the Obligations (including without limitation expenses incurred in considering and protecting or improving its position, or attempting to do so, whether before or after default); and

     (c) realizing upon or otherwise dealing with the assets charged by the Debenture (including without limitation expenses of taking possession, protecting, preparing for sale and realizing upon any such assets), shall be payable upon demand, shall be added to and shall be deemed to be a part of the Obligations, shall bear interest at the Interest Rate provided for in the Debenture and the payment thereof shall be secured by the Debenture.

9. No Obligation to Advance. Notwithstanding anything in this agreement or in the Debenture contained, the Secured Party shall not be obligated thereby to make any loan or other extension of credit or further loan or extension of credit or to extend any time for payment or performance of all or any part of the Obligations.

10. Interest. Any provision of the Debenture or of this agreement notwithstanding, payment by the Company of interest on all indebtedness comprising, or forming part of, the Obligations at the current rate at which such

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                                                                              5.


indebtedness may bear interest for any period of time shall constitute satisfaction of interest on the Debenture for the equivalent period of time.

11. Sale of Debenture. Any sale, transfer, delivery, negotiation or assignment of the Debenture by the Secured Party will be made subject to the provisions of this agreement.

12. Claims Under Debenture. Neither the Secured Party nor any subsequent holder of the Debenture shall, at any time, claim payment under the Debenture (whether for principal, interest or both) in an amount greater than the amount of the indebtedness forming part of the Obligations at such time. Notwithstanding that the Debenture is stated to be payable on demand, no demand for payment shall be made under the Debenture unless demand is concurrently being made, or has been made, for payment of indebtedness forming part of the Obligations in an amount not less than the amount demanded under the Debenture.

13. Discharge. Upon payment and performance by the Company of the Obligations, the Secured Party shall, upon request in writing by the Company delivered to the Secured Party at a time when the Secured Party is under no obligation (conditional or otherwise) to make any loan or extend any other type of credit to the Company under the Credit Agreement, and at the expense of the Company, discharge the Debenture and upon the delivery by the Secured Party to the Company of a discharge of the Debenture, this agreement shall be terminated.

14. Set-Off. The Company grants to the Secured Party the right to set off against any and all accounts, credits or balances maintained by it with the Secured Party the Obligations or any part thereof when due and payable.

15. Illegality. If one or more of the provisions of this agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

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                                                                              6.


16. Gender and Headings. Words importing the singular include the plural and vice versa and words importing gender shall include all genders. The headings in this agreement are included for convenience of reference only, and shall not constitute a part of this agreement for any other purpose.

     IN WITNESS WHEREOF this agreement has been executed by the Company as of the 1st day of April, 1997.


                                             #1 APPAREL CANADA INC.


                                            By: /s/ D. Bruce Randall C.S.
                                                -------------------------
                                                D. Bruce Randall
                                                Secretary